SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam New York Intermediate Tax Exempt Fund -- Class
A Shares
Fiscal period ending: 11/30/95
Inception date (if less than 10 years of performance):  6/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    N/A          $1,000

ERV =  Ending Redeemable Value   $1,093    N/A          $1,026

T   =  Average Annual
       Total Return              9.31%     N/A          2.13%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $10,910

Expenses                         $2,640

Reimbursement                    $3,022

Average shares                   297,515

NAV                              $8.33

Sales Charge                     3.25%

POP                              $8.61

Yield at POP                     3.91%
TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
                ---------------          =   TAX EQUIVALENT YIELD
        1-(Highest Individual Tax Rate)


  3.91%               3.91%
 ------       =      ------              =      7.36%
1-46.88%              .531%
            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam New York Intermediate Tax Exempt Fund -- Class
B Shares
Fiscal period ending: 11/30/95
Inception date (if less than 10 years of performance): 6/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,123      N/A       $1,051

T   =  Average Annual
       Total Return              12.31%%     N/A       5.07%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $8,160

Expenses                         $2,884

Reimbursement                    $2,220

Average shares                   222,814

NAV                              $8.33

Maximum Contingent Deferred
    Sales Charge                 3.0%

Yield at NAV                     3.44%
TAX-EXEMPT EQUIVALENT YIELD

Formula:         30 day yield
                ---------------          =   TAX EQUIVALENT YIELD
        1-(Highest Individual Tax Rate)


  4.04%               4.04%
 ------       =      ------              =        7.61%
1-46.88%              .531%